UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2008

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Giovanni Barbarossa as President, Chief Executive Officer and Director

On November 13, 2008, Avanex Corporation (the “Company”) appointed Dr. Giovanni Barbarossa, 47, as its President and Chief Executive Officer and to serve as a director on the Company’s Board of Directors, effective November 13, 2008. Dr. Barbarossa has served as the Company’s Interim Chief Executive Officer since July 2008 and as the Company’s Senior Vice President and Chief Technology Officer since May 2002. Dr. Barbarossa led the Active Component Business Unit from August 2004 to June 2005 and served as Vice President of Product Development from May 2001 to August 2004. Prior to being promoted to Vice President of Product Development, Dr. Barbarossa was Director of Research and Development from February 2000 until May 2001. From 1999 to February 2000, Dr. Barbarossa served as Project Manager in the Optical Networking Division of Agilent Technologies. Dr. Barbarossa held various positions, including Team Leader in the Optical Application Specific Integrated Circuits Department and Member of Technical Staff of Bell Laboratories at Lucent Technologies, a developer and manufacturer of communications products, from 1995 through 1999. Dr. Barbarossa received his Ph.D. degree in Electronics Engineering from the University of Glasgow, U.K. and a B.S. degree in Electrical Engineering from the University of Bari, Italy.

In connection with Dr. Barbarossa’s appointment as President and Chief Executive Officer, Dr. Barbarossa will be paid an annual base salary of $360,000.

In connection with Dr. Barbarossa’s appointment, on November 18, 2008, the Company issued a press release, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated as of November 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ MARK WEINSWIG
Mark Weinswig Interim Chief Financial Officer

Date: November 18, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated as of November 18, 2008.